Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MAY 31, 2018

Midlothian, TX. June 25, 2018 -- Ennis, Inc. (the “Company"), (NYSE: EBF), today reported financial results for the first quarter ended May 31, 2018.  Highlights include:

•	Revenues increased $6.3 million, or 7.3% on a sequential quarter basis, but were down slightly on a comparative quarter basis.
•	Gross profit margin increased from 31.7% to 32.3% on a comparative quarter basis.
•	Diluted earnings per share increased from $0.31 to $0.36 on a comparative quarter basis.

Financial Overview

The Company’s revenues for the first quarter ended May 31, 2018 were $93.4 million compared to $94.6 million for the same quarter last year, a decrease of 1.3%.  Gross profit margin ("margin") was $30.2 million for the quarter, or 32.3%, as compared to $30.0 million, or 31.7% for the first quarter last year.  Net earnings for the quarter were $9.2 million, or $0.36 per diluted share compared, to $7.8 million, or $0.31 per diluted share, for the first quarter last year.

Non-GAAP Reconciliations

To provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations, from time to time the Company reports adjusted gross profit margin, adjusted earnings and adjusted diluted earnings per share, each of which is a non-GAAP financial measure.  To provide additional information, the Company also reports the non-GAAP financial measure of EBITDA (EBITDA is calculated as earnings from operations before interest, taxes, depreciation, and amortization).

Management believes that these non-GAAP financial measures provide useful information to investors as a supplement to reported GAAP financial information.  Management reviews these non-GAAP financial measures on a regular basis and uses them to evaluate and manage the performance of the Company’s operations.  In addition, EBITDA is a component of the financial covenants and an interest rate metric in the Company’s credit agreement.

Reconciliations of non-GAAP financial measures for the quarter to the most directly comparable measures calculated and presented in accordance with GAAP are set forth in the following table.  Other companies may calculate non-GAAP adjusted financial measures differently than Ennis, which limits the usefulness of the non-GAAP measures for comparison with these other companies. While management believes the Company’s non-GAAP financial measures are useful in evaluating Ennis, this information should be considered as supplemental in nature and not as a substitute or an alternative for, or superior to, the related financial information prepared in accordance with GAAP. These measures should be evaluated only in conjunction with the Company’s comparable GAAP financial measures.

The following table reconciles EBITDA, a non-GAAP financial measure, for the first quarter of this year and the first quarter of last year to the most comparable GAAP measure, net earnings (dollars in thousands).

	Three months ended
	May 31,
	2018	2017
Net earnings	$9,247	$7,784
Income tax expense	3,082	4,571
Interest expense	261	190
Depreciation and amortization	3,450	3,521
EBITDA (non-GAAP)	$16,040	$16,066

% of sales	17.2%	17.0%

Keith Walters, Chairman, Chief Executive Officer and President, commented by stating, “We are pleased with our first quarter performance.  We continue to build on the momentum of last year. We recently completed the integration of our ERP system at our Independent operation and believe we can further optimize its performance.  We also recently completed the acquisition of a tag company based in Caledonia, New York and look forward to it contributing to our bottom line in the months to come.  We continue to explore strategic opportunities in the acquisition arena as a way to profitably utilize our cash.”

Mr. Walters also noted, “Given our strong balance sheet and continued strong performance, our Board approved a 12 ½% increase in our quarterly dividend, effective with our upcoming regularly scheduled August dividend payment.  This is the third increase in our quarterly dividends in the last six years, and the second in the last two years.  We also purchased approximately 38,000 shares of our common stock in the first quarter, under our stock repurchase program, at an average price of $17.92 per share.  In accordance with our repurchase program, we will continue to repurchase our shares when we believe the market price is undervalued.  The industry continues to be challenged by paper price increases, trucking shortages and allocations of certain paper grades.  The printing industry hasn’t experienced paper allocations for several decades, and we believe our long term relationship with our paper supplier will allow the Company to avoid any material disruption in our supply chain.   While we don’t see any of these challenges changing in the short-term, we are encouraged by our performance so far this year and feel positive about the remainder of the year.  We continue to strengthen one of the strongest balance sheets in the industry and our cash position remains significant, which allows us many opportunities.”

About Ennis

Since 1909, Ennis has been primarily engaged in the production and sale of business forms and other business products. The Company is one of the largest private-label printed business product suppliers in the United States.  Headquartered in Midlothian, Texas, Ennis has production and distribution facilities strategically located throughout the USA to serve the Company’s national network of distributors.  Ennis manufactures and sells business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes, tags and labels and other custom products.  For more information, visit www.ennis.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements.  These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a competitive environment, the Company’s ability to adapt and expand its services in such an environment and the variability in the prices of paper and other raw materials.  Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 28, 2018.  The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com

Ennis, Inc.

Condensed Consolidated Financial Information

(In thousands, except share and per share amounts)

(unaudited)

	Three months ended
Condensed Consolidated Operating Results	May 31,
	2018	2017
Revenues	$93,419	$94,590
Cost of goods sold	63,228	64,598
Gross profit margin	30,191	29,992
Operating expenses	17,731	17,331
Operating income	12,460	12,661
Other expense	131	306
Earnings before income taxes	12,329	12,355
Income tax expense	3,082	4,571
Net earnings	$9,247	$7,784

Weighted average common shares outstanding
Basic	25,333,673	25,422,856
Diluted	25,363,772	25,436,787

Earnings per share
Basic	$0.37	$0.31
Diluted	$0.36	$0.31

	May 31,	February 28,
Condensed Consolidated Balance Sheet Information	2018	2018
Assets
Current Assets
Cash	$96,420	$96,230
Accounts receivable, net	36,241	35,654
Inventories, net	30,971	26,480
Other	1,614	4,980
	165,246	163,344
Property, plant & equipment	46,371	45,908
Other	120,710	120,187
Total Assets	$332,327	$329,439
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$11,290	$12,168
Accrued expenses	16,622	17,403
	27,912	29,571
Long-term debt	30,000	30,000
Other non-current liabilities	8,639	8,164
Total liabilities	66,551	67,735
Shareholders' Equity	265,776	261,704
Total Liabilities and Shareholders' Equity	$332,327	$329,439

	Three months ended
	May 31,
Condensed Consolidated Cash Flow Information	2018	2017
Cash provided by operating activities	$11,890	$12,346
Cash used in investing activities	(5,937)	(711)
Cash used in financing activities	(5,763)	(7,778)
Change in cash	190	3,857
Cash at beginning of period	96,230	80,466
Cash at end of period	$96,420	$84,323

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